EMPLOYMENT AGREEMENT


                  AGREEMENT made the 26th day of June, 1996 (effective, however, only on the Effective Date below set forth) between HEALTH WELLNESS NATIONWIDE CORP. (the "Company"), a Delaware corporation having an office at 2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064, and KAYE LENZI (the "Employee"), residing at 2557 S.W. Cranbrook Drive, Boynton Beach, Florida 33436, and Natural Health Trends Corp., a Florida Corporation having an office at 2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064 ("NHTC").

                              W I T N E S S E T H:


                  The Employee is president and sole Shareholder of Medical Science Consultants, Inc., Diagnostic Sciences, Inc., Managenet, Inc., KBM Consultants, Inc., all Florida corporations (collectively, "Sellers"). The Company and Seller are entering into an agreement of even date (the "Agreement and Plan of Reorganization") pursuant to which the Company will acquire the business and assets of Sellers. The Company desires to employ the Employee following such acquisition, and the Employee is willing to be so employed, upon the terms and conditions hereinafter set forth. The Company is a wholly-owned subsidiary of NHTC and NHTC wishes to guarantee the obligations of the Company hereunder.

                  NOW,   THEREFORE,   with   the   foregoing   recitals   deemed
incorporated hereinafter by reference and mae a part hereof, the parties agree as follows:



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         1.       Employment.
                  1.1 Term. The Company  employs the Employee,  and the Employee accepts employment with the Company, in the position and with the duties hereinafter set forth, for a term of three (3) years commencing on the Effective Date (as defined in paragraph 1.02 below) unless sooner terminated as hereinbelow provided.
                  1.2 Effective Date. This Agreement shall be effective only if and when the Closing under the Agreement and Plan of Reorganization (as the term "Closing is therein defined) is consummated, and, in such event, the "Effective Date" shall be deemed to be June 26, 1996.

         2.       Duties.
                  2.1 General.  The Employee  shall be Regional  Director of the
Company and in this connection shall manage a clinic specializing in complementary medicine located at 3400 Park Central Boulevard, Suite 3450, North Pompano Beach, Florida ("Clinic"). Employee shall also perform administrative, executive services and advisory medicine services for the Company including managing and developing additional clinics. Employee shall perform such other services consistent with her position (including, without limitation, services for parents, subsidiaries, divisions and affiliates of the Company) as may from time to time be assigned to her by the Company's Board of Directors or executive officers.
                  2.2  Performance.  During  the  term  of this  Agreement,  the
Employee shall devote her full time, best efforts and attention to the business, operations and affairs of the Company and the performance of her duties hereunder and, without the Company's consent, shall not engage in any other business activities except as set forth herein.


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          2.3 Personal Liability. During the term of the Agreement, the Employee shall not have any personal liability for payroll taxes for the Company or any of its operating divisions the Company shall indemnify and hold her harmless for same.
          2.4 Employee's Representations. Employee represents and warrants to and agrees with Company that:
                           (a)  Employee  is  the  sole   shareholder   of  four
         corporations, referred to as the Seller in the Agreement and Plan of Reorganization. The Seller through the Employee operates the Clinic. Neither Employee nor any of her staff has been disciplined, suspended or remanded as a health care practitioner, nor barred from medical practice, nor have had any legal actions brought against any of them for damages resulting from services provided at the Clinic except for Fariss D. Kimball, Jr., M.D.
                           (b) Neither the execution nor performance by the Employee of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party.
                           (c) Except as permitted hereunder or pursuant to the Agreement and Plan of Reorganization, neither Employee nor any business or entity in which she has any interest or from which she receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither the Employee nor any such business or entity shall accept, from any person, any payments of any kind on account of any services performed by the Employee therefore subsequent
         to  the  Effective   Date.  Any  revenues   derived  by  Employee  from
         publications, articles, books and videos not relating


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         to the Company are excluded. In addition to any of its other rights and remedies, except as provided in 2.4(c), the Company shall be entitled to receive (and shall also have the right to withhold from any payments to Employee under this Agreement) all amounts paid or payable to Employee or any such other business or entity in breach or violation of this paragraph.
                           (d) Employee shall indemnify and hold the Company free and harmless from and against and shall reimburse it for any and
         all  liabilities,   damages,   losses,judgments,   costs  and  expenses
         (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any claim or action by any third party against the Company which constitutes, and the provisions of this 2.3(c) are limited to, a breach or default by the Employee of or under 2.4.

         3.       Compensation and Related Matters.
                  3.1      Base Salary.
                           (a) As compensation for her services hereunder, Employee shall be paid a salary equal to her present yearly salary of $100,000, provided that the Clinic's yearly revenues are not less than $710,000.00 per annum. In the event the Clinic's revenues are less than $355,000.00 in any six-month period (either January 1 to June 30 or July 1 to December 31), Employee's salary shall be adjusted for the following six-month period as follows:


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                           Employee's  current salary  multiplied by a fraction,
                           the numerator of which shall be gross revenues for the applicable six-month period for the Clinic and the denominator of which is $355,000.

         This calculation shall be determined by the Company's accountant and base salary will represent a percentage of overall gross revenues. Such calculation shall be made every six months and Employee's salary will be adjusted for the following six-month period accordingly. If gross revenues of the Clinic are in excess of $710,000 per year, Employee shall receive five percent (5%) of such excess. Such amount shall be determined by the Company's regularly employed accountant and paid no later than April 1 of the succeeding year.
                           (b) Except as provided herein, the Company will have no obligation to retain any other individual after the Closing and nothing contained herein shall be deemed to create third-party beneficiary rights of any nature whatsoever on behalf of the Seller's employees other than those employees the Company chooses in its discretion to retain. However, with respect to employees of the Clinic, for as long as Employee serves as its Director (or serves in a similar capacity), Employee shall have authority as to the staffing and personnel needs of the Clinic, subject to the consent of the Company, which consent shall not be unreasonably withheld.
                           (c) The company agrees that Employee shall be entitled to a bonus or other incentive compensation, as determined by the Board of Directors of the Company, based upon Employee's contributions to the growth and development of the business of the


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         Company,   including  without   limitation,   the  development  of  new
         alternative medical clinics.
                  3.2 Expenses. The Company shall pay or reimburse the Employee for all pre-approved travel, hotel, entertainment and other business expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data.
                  3.3 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, bonus, life, medical and other insurance, disability and other employee benefit plans and programs at any time in effect
for  executive  employees  of  Company,   including  the  Natural  Health  Trend
Corporation's Executive Level Option Plan under which she will receive a minimum of 2,000 options per year, provided, however, that nothing herein shall obligate the Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and (ii) holidays, vacations, and automobile reimbursement in accordance with the Company's policy for executive employees, and the Company will pay for a life insurance policy on the life of Employee in the amount of $250,000 provided Employee is insurable at commercially acceptable rates (the beneficiary of which shall be designated by Employee).

         4.       Termination of Employment; Disability.
                  4.1      Termination.
                           (a) Employee's employment may only be terminated either by the Company for any of the reasons or for causes set forth in 4.1(b) below, or by Employee voluntarily, Employee's compensation under this Agreement shall end on the effective date of such


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         termination  and the Company  shall have no  obligation to pay Employee the payment provided for in subparagraph (a) of 3.1 above. In the event of Employee's death, the salary payable hereunder shall be paid to Employee's estate throughout the term of this Agreement.
                           (b) The "reasons or causes" for Company's termination
         of Employee's employment referred to in 4.1(a) above shall mean and include only the following, provided the Employee is given written notice thereof:
              (i) theft or embezzlement by Employee from, or common
              law fraud committed by Employee against, the Company;
                                    (ii)  commission  by the Employee of any act
                  which,   if   successfully   prosecuted  by  the   appropriate
                  authorities, would constitute a felony under state or federal law;
               (iii) material breach by the Employee of any of her obligations under paragraphs 5.1 through 5.3 below;
                                    (iv) material  breach by the Employee of any
                  other obligation under this Agreement not cured within ten days after written notice thereof from the Company to the Employee;
                                    (v)  material breach of representation and
                  warranty under the Agreement and Plan of Reorganization.
         If Employee does not notify Company in writing within 30 days after receipt of the aforesaid written notice of the reason or cause for termination that the Employee disputes


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         the  Company's  determination  of such reason or cause,  the  Company's determination shall be final and binding on the Employee.
                  4.2 Disability. Should the Employee, by reason of illness, mental or physical incapacity or other disability, be unable to perform her regular duties under this Agreement for any continuous period of three months or for non-continuous periods aggregating one year, in either such event, the Company may terminate the Employee's employment at any time thereafter upon ten days' prior written notice to the Employee as provided in 4.1(b) above unless prior to the expiration of such ten-day period the Employee returns to full-time work and continues same for a period of at least three months. Any payments to Employee under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the compensation payable by the Company to Employee under this Agreement.

         5.       Confidential Information; Non-Competition; Discoveries.
                  5.1 Confidential Information. The Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of the Company's business), or appropriate, use or cause, permit or induce any person to appropriate use, any proprietary, secret or confidential information of the Company including, without limitation, knowledge or information relating to its discoveries, inventions, copyrights, trade secrets, business methods, the names or requirements of its customers or the prices, credit or other terms extended to its customers, all of which the Employee agrees are and will be of great value to the Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, the


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Employee  shall  promptly  deliver or return to the Company all  materials  of a proprietary, secret or confidential nature relating to the Company together with any other property of the Company which may have theretofore been delivered to or may then be in possession of the Employee.
                  5.2 Non-Competition. During the term of her employment and for three-year period after termination of her employment, the Employee shall not, without the prior consent of the Company in each instance, directly or indirectly, in any manner or capacity, whether for herself or any other person and whether as proprietor, principal, owner, shareholder, partner, investor,
director,   officer,   employee,   representative,    distributor,   consultant,
independent contractor or otherwise, engage or have any interest in any entity which is engaged in any business or activity which competes, directly or indirectly, with any business or activity then or theretofore conducted or engaged in by the Company including any existing business within a radius of 10 miles from a Clinic or a business which the Company then operates at the time of Employee's termination.
                  5.3 Discoveries, Etc. The Employee shall promptly disclose to the Company, or its nominee, any and all, and all knowledge of, designs, inventions, discoveries and improvements conceived or made by the Employee during the term of this Agreement and related to the business or activities of the Company, and without further compensation, hereby assigns and agrees to execute any and all instruments of assignment hereafter necessary in order to assign all of his interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments and other instruments and documents which the Company may deem necessary to apply for and obtain letters patent in the Untied States or any foreign country or otherwise to protect the Company's interests therein.


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                  5.4  Reasonableness.  The  Employee  agrees  that  each of the provisions of this Section 5 is reasonable and necessary for the protection of the Company; that each such provision is and is tended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. The Employee further recognizes and agrees that any violation of any of her agreements in this
Section 5 would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which the Company may possess.
                  5.5 Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement for any reason, but not to exceed the time set forth in paragraph 5.2 herein.



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         6.       Miscellaneous.
                  6.1 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or it mailed by first class registered or certified mail, return receipt requested, addressed to the Company, attention: Chairman, President or Secretary, and to the Employee, at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on day receipted for, if mailed.
                  6.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of the Employee under this Agreement may not be assigned or delegated.
                  6.3 Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of Florida applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of paragraph 5.4 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.


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                  6.4 Entire  Agreement;  Modification;  Waiver.  This Agreement
contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No wavier of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default.

                  7. Guaranty of NHTC. All of the obligations of the Company hereunder are guaranteed by NHTC which owns all of the issued and outstanding shares of the Company.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                HEALTH WELLNESS NATIONWIDE CORP.


                                By: s\Neal Heller

                                EMPLOYEE


                                s\Kaye Lenzi
                                Kaye Lenzi

                                NATURAL HEALTH TRENDS CORP.


                                By: s\Neal Heller